EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard J. Campo, Chairman of the Board and Chief Executive Officer of Camden Property Trust (the “Company”), and Dennis M. Steen, the Senior Vice President-Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2011 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard J. Campo
Richard J. Campo Chairman of the Board of Trust Managers and Chief Executive Officer

/s/ Dennis M. Steen
Dennis M. Steen Senior Vice President-Finance and Chief Financial Officer

July 29, 2011